
                         NAVISTAR FINANCIAL CORPORATION

                                    AS ISSUER

                       NAVISTAR INTERNATIONAL CORPORATION

                                       AND

                                ----------------

                            BNY MIDWEST TRUST COMPANY

                                   AS TRUSTEE

                                ----------------

                                  $220,000,000

                 4.75% SUBORDINATED EXCHANGEABLE NOTES DUE 2009

                                ----------------

                                    INDENTURE

                           DATED AS OF MARCH 25, 2002

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                                TABLE OF CONTENTS

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
ARTICLE 1 DEFINITIONS.................................................................................1

     SECTION 1.1    Definitions.......................................................................1

     SECTION 1.2    Other Definitions.................................................................8

     SECTION 1.3    Incorporation by Reference of Trust Indenture Act.................................9

     SECTION 1.4    Rules of Construction.............................................................9

ARTICLE 2 THE EXCHANGEABLE NOTES.....................................................................10

     SECTION 2.1    Form and Dating..................................................................10

     SECTION 2.2    Execution and Authentication.....................................................11

     SECTION 2.3    Registrar, Paying Agent and Exchange Agent.......................................11

     SECTION 2.4    Paying Agent To Hold Money in Trust..............................................12

     SECTION 2.5    Holder Lists.....................................................................12

     SECTION 2.6    Transfer and Exchange............................................................13

     SECTION 2.7    Replacement Exchangeable Notes...................................................14

     SECTION 2.8    Outstanding Exchangeable Notes...................................................15

     SECTION 2.9    When Exchangeable Notes Owned by the Company or an Affiliate are Disregarded.....15

     SECTION 2.10   Temporary Exchangeable Notes.....................................................16

     SECTION 2.11   Cancellation.....................................................................16

     SECTION 2.12   Defaulted Interest...............................................................17

     SECTION 2.13   CUSIP Number.....................................................................17

     SECTION 2.14   Regulation S.....................................................................17

ARTICLE 3 REDEMPTION.................................................................................17

     SECTION 3.1    Optional Redemption Prices.......................................................17

     SECTION 3.2    Notices to Trustee...............................................................18

     SECTION 3.3    Selection by Trustee of  Exchangeable Notes to be Redeemed.......................18

     SECTION 3.4    Notice of Redemption.............................................................18

     SECTION 3.5    Effect of Notice of Redemption...................................................20

     SECTION 3.6    Deposit of Redemption Price......................................................20

     SECTION 3.7    Securities Redeemed in Part......................................................20

ARTICLE 4 COVENANTS..................................................................................20

     SECTION 4.1    Payment of Exchangeable Notes....................................................20

     SECTION 4.2    Rule 144A Information; Periodic Reports to the Trustee...........................21
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                                TABLE OF CONTENTS
                                   (continued)

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
     SECTION 4.3    Compliance Certificate...........................................................21

     SECTION 4.4    Maintenance of Office or Agency..................................................22

     SECTION 4.5    Continued Existence..............................................................22

     SECTION 4.6    Repurchase Upon Fundamental Change...............................................22

     SECTION 4.7    Appointments to Fill Vacancies in Trustee's Office...............................25

     SECTION 4.8    Stay, Extension and Usury Laws...................................................25

     SECTION 4.9    Taxes............................................................................25

     SECTION 4.10   Investment Company Act...........................................................25

ARTICLE 5  SUCCESSORS................................................................................26

     SECTION 5.1    When the Company and Navistar May Merge, Etc.....................................26

     SECTION 5.2    Successor Corporation Substituted................................................27

     SECTION 5.3    Purchase Option on Fundamental Change............................................27

ARTICLE 6  DEFAULTS AND REMEDIES.....................................................................27

     SECTION 6.1    Events of Default................................................................27

     SECTION 6.2    Acceleration.....................................................................28

     SECTION 6.3    Other Remedies...................................................................29

     SECTION 6.4    Waiver of Past Defaults..........................................................29

     SECTION 6.5    Control by Majority..............................................................29

     SECTION 6.6    Limitation on Suits..............................................................30

     SECTION 6.7    Rights of Holders to Receive Payment.............................................30

     SECTION 6.8    Collection Suit by Trustee.......................................................30

     SECTION 6.9    Trustee May File Proofs of Claim.................................................31

     SECTION 6.10   Priorities.......................................................................31

     SECTION 6.11   Undertaking for Costs............................................................32

ARTICLE 7  THE TRUSTEE...............................................................................32

     SECTION 7.1    Duties of the Trustee............................................................32

     SECTION 7.2    Rights of the Trustee............................................................33

     SECTION 7.3    Individual Rights of the Trustee.................................................34

     SECTION 7.4    Trustee's Disclaimer.............................................................35

     SECTION 7.5    Notice of Defaults...............................................................35

     SECTION 7.6    Reports by the Trustee to Holders................................................35

                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   PAGE
     SECTION 7.7    Compensation and Indemnity.......................................................35

     SECTION 7.8    Replacement of the Trustee.......................................................36

     SECTION 7.9    Successor Trustee by Merger, Etc.................................................37

     SECTION 7.10   Eligibility, Disqualification....................................................38

     SECTION 7.11   Preferential Collection of Claims Against Company................................38

ARTICLE 8  SATISFACTION AND DISCHARGE OF INDENTURE...................................................38

     SECTION 8.1    Discharge of Indenture...........................................................38

     SECTION 8.2    Deposited Monies to be Held in Trust by Trustee..................................38

     SECTION 8.3    Paying Agent to Repay Monies Held................................................39

     SECTION 8.4    Return of Unclaimed Monies.......................................................39

     SECTION 8.5    Reinstatement....................................................................39

ARTICLE 9  AMENDMENTS................................................................................40

     SECTION 9.1    Without the Consent of Holders...................................................40

     SECTION 9.2    With the Consent of Holders......................................................40

     SECTION 9.3    Compliance With the Trust Indenture Act..........................................42

     SECTION 9.4    Revocation and Effect of Consents................................................42

     SECTION 9.5    Notation on or Exchange of Exchangeable Notes....................................42

     SECTION 9.6    Trustee Protected................................................................43

ARTICLE 10 SUBORDINATION.............................................................................43

     SECTION 10.1   Agreement to Subordinate.........................................................43

     SECTION 10.2   Terms and Conditions of Subordination............................................43

     SECTION 10.3   Distribution on Acceleration or Notes, Dissolution and Reorganization............45

     SECTION 10.4   Subrogation......................................................................48

     SECTION 10.5   Trustee to Effectuate Subordination..............................................49

     SECTION 10.6   Notice by the Company............................................................49

     SECTION 10.7   Rights of the Trustee, Holders of Senior Indebtedness............................50

     SECTION 10.8   Subordination may not be Impaired................................................51

ARTICLE 11 GENERAL PROVISIONS........................................................................51

     SECTION 11.1   Trust Indenture Act Controls.....................................................51

     SECTION 11.2   Notices..........................................................................51
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                                TABLE OF CONTENTS
                                   (continued)

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     SECTION 11.3   Communication by Holders With Other Holders......................................52

     SECTION 11.4   Certificate and Opinion as to Conditions Precedent...............................52

     SECTION 11.5   Statements Required in Certificate or Opinion....................................52

     SECTION 11.6   Rules by Trustee and Agents......................................................53

     SECTION 11.7   Legal Holidays...................................................................53

     SECTION 11.8   No Recourse Against Others.......................................................53

     SECTION 11.9   Counterparts.....................................................................54

     SECTION 11.10  Other Provisions.................................................................54

     SECTION 11.11  Governing Law....................................................................55

     SECTION 11.12  No Adverse Interpretation of Other Agreements....................................55

     SECTION 11.13  Successors.......................................................................55

     SECTION 11.14  Severability.....................................................................55

     SECTION 11.15  Table of Contents, Headings, Etc.................................................55

ARTICLE 12 EXCHANGE OF EXCHANGEABLE NOTES............................................................55

     SECTION 12.1   Right to Exchange................................................................55

     SECTION 12.2   Exercise of Exchange Privilege; Issuance of Common Stock On Exchange; No
                    Adjustment for Interest or Dividends.............................................56

     SECTION 12.3   Cash Payments in Lieu of Fractional Shares.......................................57

     SECTION 12.4   Exchange Price...................................................................58

     SECTION 12.5   Adjustment of Exchange Price.....................................................58

     SECTION 12.6   Effect of Reclassification, Consolidation, Merger or Sale........................66

     SECTION 12.7   Taxes on Shares Issued...........................................................67

     SECTION 12.8   Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock..........67

     SECTION 12.9   Responsibility of Trustee........................................................67

     SECTION 12.10  Notice to Holders Prior to Certain Actions.......................................68

     SECTION 12.11  Restriction on Common Stock Issuable Upon Exchange...............................69

ARTICLE 13 ASSUMPTION................................................................................70

     SECTION 13.1   Assumption of the Notes..........................................................70

                                      -iv-
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                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                             Indenture
Act Section                                                                                   Section
---------------                                                                             ---------
310(a)(1).......................................................................                 7.10
       (a)(2)...................................................................          7.10, 10.10
       (a)(3)...................................................................                  n/a
       (a)(4)...................................................................                  n/a
       (a)(5)...................................................................                  n/a
       (b)......................................................................      7.8, 7.10, 11.2
       (c)......................................................................                  n/a

311(a)..........................................................................                 7.11
       (b)......................................................................                 7.11
       (c)......................................................................                  n/a

312(a)..........................................................................                  2.5
       (b)......................................................................                 11.3
       (c)......................................................................                 11.3

313(a)..........................................................................                  7.6
       (b)(1)...................................................................                  n/a
       (b)(2)...................................................................                  7.6
       (c)......................................................................            7.6, 11.2
       (d)......................................................................                  7.6

314(a)..........................................................................            4.2, 11.2
       (b)......................................................................                  n/a
       (c)(1)...................................................................                 11.4
       (c)(2)...................................................................                 11.4
       (c)(3)...................................................................                  n/a
       (d)......................................................................                  n/a
       (e)......................................................................                 11.5
       (f)......................................................................                  n/a

315(a)..........................................................................                7.1(b)
       (b)......................................................................            7.5, 11.2
       (c)......................................................................                7.1(a)
       (d)......................................................................                7.1(c)
       (e)......................................................................                 6.11

316(a)(last sentence)...........................................................                  2.9
       (a)(1)(A)................................................................                  6.5
       (a)(1)(B)................................................................                  6.4
       (a)(2)...................................................................                  n/a
       (b)......................................................................                  6.2
       (c)......................................................................                  9.4

317(a)(1).......................................................................                  6.8
       (a)(2)...................................................................                  6.9
       (b)......................................................................                  2.4

318(a)..........................................................................                 11.1
       (b)......................................................................                  n/a
       (c)......................................................................                 11.1

----------
"n/a" means not applicable.
*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

     THIS INDENTURE, dated as of March 25, 2002, is by and among Navistar Financial Corporation, a Delaware corporation (the "Company"), Navistar International Corporation, a Delaware corporation ("Navistar"), and BNY Midwest Trust Company, an Illinois trust company (the "Trustee"). The Company has duly authorized the creation of its 4.75% Subordinated Exchangeable Notes due 2009 (the "Exchangeable Notes"), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Exchangeable Notes:

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1    Definitions.

     "Additional Provisions" has the meaning provided in Section 10.1.

     "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent" means any Registrar, Paying Agent, Exchange Agent or co- registrar.

     "Agent Member" means any member of, or participant in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

     "Average Sale Price" of the Common Stock means, with respect to any Exchange Date, the average of the Sales Prices of the Common Stock for each Trading Day in the five Trading Day period immediately following the date on which the Company delivers the notice described in Section 12.2.

     "Board of Directors" means the Board of Directors of the Company or Navistar, as the case may be, or in either case, any duly authorized committee of the Board of Directors.

     "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities exchangeable into such equity.

     "Change of control" means the occurrence of one or more of the following events: (1)(a) Navistar consolidates with or merges into another person (other than a direct or indirect wholly-owned subsidiary) and the holders of the common stock of Navistar immediately prior to the transaction receive for their common stock shares of the resulting or surviving entity (or its

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parent) which in the aggregate represent less than a majority of the total voting power of all classes of voting stock that are normally entitled to vote in the election of directors of the resulting or surviving entity (or its parent) immediately after the transaction or (b) the Company consolidates with or merges into another person (other than a direct or indirect wholly-owned subsidiary of Navistar); (2)(a) any person (other than a direct or indirect wholly-owned subsidiary) consolidates with or merges into Navistar and the holders of the common stock of Navistar immediately prior to the transaction beneficially own shares of the resulting or surviving entity which in the aggregate represent less than a majority of the total voting power of all classes of voting stock that are normally entitled to vote in the election of directors of the resulting or surviving entity (or its parent) immediately after the transaction or (b) any person (other than a direct or indirect wholly owned subsidiary of Navistar) consolidates with or merges into the Company and the Company ceases to be a direct or indirect wholly-owned subsidiary of Navistar (or its successor under the indenture); (3)(a) Navistar, or Navistar together with its subsidiaries taken as a whole, sells, conveys, transfers or leases all or substantially all of their properties and assets to any person or group in one or a series of transactions other than (i) to one or more of its direct or indirect wholly-owned subsidiaries, (ii) in a Permitted Joint Venture or (iii) a transaction in which the holders of the common stock of Navistar immediately prior to the transaction receive for their common stock shares of the transferee or lessee (or its parent) which in the aggregate represent a majority of the total voting power of all classes of voting stock that are normally entitled to vote in the election of directors of the transferee or lessee (or its parent) immediately after the transaction or (b) the Company, or the Company together with its subsidiaries taken as a whole, sells, conveys, transfers or leases all or substantially all of their properties and assets to any person (other than (i) to one or more of its direct or indirect wholly-owned subsidiaries or (ii) receivables and related assets and interests therein in connection with a Qualified Securitization Transaction); (4) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act) other than (i) Navistar or one or more of its direct or indirect wholly-owned subsidiaries or (ii) employee or retirement benefit plans or trusts sponsored or established by Navistar or its subsidiaries is or becomes after the issue date of the notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding voting stock that is normally entitled to vote in the election of directors of Navistar or the Company; (5) the outstanding common stock of Navistar is reclassified into, exchanged for or converted into the right to receive any other property or security; PROVIDED, HOWEVER, that a Change of Control shall not be deemed to have occurred (a) with respect to Navistar if at least 90% of the aggregate fair market value (as determined by Navistar's Board of Directors) of the property and securities received or retained by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock of the surviving person (or its parent) that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on the NASDAQ Stock Market and (b) with respect to the Company, if there is no Ratings Decline.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means any stock of any class of Navistar (as defined below) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Navistar and which is not subject to

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redemption by Navistar. Subject to the provisions of Section 12.6, however, shares issuable on exchange of Exchangeable Notes shall include only shares of the class designated as Common Stock of Navistar at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Navistar and which are not subject to redemption by Navistar; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor. References to the Company shall not include any subsidiary.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; which as of the date hereof, is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

     "Designated Senior Indebtedness" means (a) Senior Indebtedness outstanding on the date of this Indenture and, if there shall be a merger, consolidation or share exchange of the Company or a successor shall assume the obligation of the Company under this Indenture, the date of such merger, consolidation, share exchange or assumption of the surviving entity and (b) the Company's obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which the Company is a party, expressly provides that such indebtedness shall be Designated Senior Indebtedness for purposes of this Indenture.

     "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchangeable Notes mature.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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     "Exchangeable Notes" means the 4.75% Subordinated Exchangeable Notes due
2009 issued, authenticated and delivered under this Indenture.

     "Exchange Price" means the initial exchange price specified in the form of Exchangeable Note in Paragraph 14 of such form, as adjusted in accordance with the provisions of Article 12.

     "Fundamental Change" means the occurrence of a Change of Control, a Termination of Trading or a Liquidation or Dissolution Plan.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Global Security" means an Exchangeable Note that is registered in the Register.

     "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Initial Purchasers" means Banc of America Securities LLC, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities, Inc., Banc One Capital Markets, Inc. and Scotia Capital (USA) Inc.

     "Interest Payment Date" means April 1 and October 1 of each year.

     "Issue Date" means the date on which Exchangeable Notes are first issued and authenticated under this Indenture.

     "Liquidated Damages" has the meaning specified in paragraph 15 of the form of Exchangeable Note which is attached as Exhibit A hereto.

     "Liquidation or Dissolution Plan" means a plan adopted by either Navistar or the Company relating to the liquidation or dissolution of either Navistar or the Company while either are subject to this Indenture.

     "Maturity Date" means April 1, 2009.

     "Navistar" means Navistar International Corporation, a Delaware corporation.

     "Note Custodian" means BNY Midwest Trust Company, as custodian with respect to any Global Security, or any successor entity thereto.

     "Offering Memorandum" means the offering memorandum dated March 18, 2002, relating to the Exchangeable Notes, including all amendments thereto.

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     "Officer" means the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company or Navistar, as the case may be.

     "Officers' Certificate" means a certificate signed by any two of the following Officers of the Company or Navistar, as the case may be: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Controller or the Secretary, and delivered to the Trustee. One of the officers giving an Officers' Certificate given pursuant to Section 4.3 shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company, Navistar or the Trustee except to the extent otherwise indicated in this Indenture, and shall be reasonably acceptable to the Trustee.

     "Permitted Junior Securities" means (a) shares of stock of any class of the Company other than Disqualified Stock or (b) securities of the Company other than Disqualified Stock that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Exchangeable Notes are so subordinated pursuant to the terms of this Indenture.

     A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     "Permitted Joint Venture" means any person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which Navistar or its subsidiaries is engaged, or a reasonably related business, and the capital stock or other equity interests of which is owned directly or indirectly by Navistar and one or more persons other than Navistar and its affiliates.

     "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other person, or may grant a security interest in, any receivables and related assets or interests therein secured by the goods or services financed thereby (whether such receivables and related assets are then existing or arising in the future) of the Company or any of its subsidiaries, and any assets reasonably related thereto including, without limitation, all security interests in goods or services financed thereby, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

     "Ratings Decline" means that at any time within 30 days (which period will be extended so long as the rating of the notes is under publicly announced consideration for possible

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downgrade by either of the rating agencies named below) after the date of public notice of the Fundamental Change, or of the intention of the Company or of any person to effect a Fundamental Change, the rating of the notes is decreased by either of Standard & Poor's Rating Services or Moody's Investors Service, Inc. and as a result of such decrease is less than BB-/Ba2.

     "Registration Agreement" means the Registration Rights Agreement relating to the Exchangeable Notes and Common Stock issuable upon exchange of such Exchangeable Notes dated as of March 25, 2002, by and among the Company, Navistar and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regular Record Date" means the March 15 or September 15 immediately preceding each Interest Payment Date.

     "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

     "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

     "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, appropriately adjusted to take into account the occurrence after the applicable Exchange Date of an event that would result in an adjustment of the Exchange Price.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securitization Subsidiary" means a wholly-owned subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any other subsidiary of the Company other than pursuant to Standard Securitization Undertakings, (2) is recourse to or obligates the Company or any other subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (3) subjects any property or asset of the Company or any other subsidiary of the Company, directly or indirectly, contingently or otherwise, to any lien or to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other subsidiary of the Company (1) provides any credit support (for the avoidance of doubt, no loan agreement between the Company and its subsidiaries shall be deemed to constitute "credit support") or (2) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such subsidiary than

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could be obtained from an unrelated person (other than Standard Securitization
Undertakings and intercompany notes relating to the sale of receivables and related assets to such Securitization Subsidiary) and (c) with which neither the Company nor any subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the board of directors of the Company shall be evidenced by resolutions of the board of directors of the Company giving effect to such designation.

     "Senior Indebtedness" means the principal, premium, if any, and interest on
(a) all indebtedness of the Company, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (b) any indebtedness of others of the kinds described in clause (a) above for the payment of which the Company is responsible or liable as guarantor or otherwise and (c) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

     "Standard Securitization Undertakings" means customary representations, warranties and covenants (including those relating to servicing) and entered into in the ordinary course of business in connection with a Qualified Securitization Transaction.

     A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

     "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Exchangeable Notes are then exchangeable) is neither listed for trading on a U.S. national securities exchange or approved for trading on the NASDAQ Stock National Market.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 9.3 and 12.6.

     "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Exchangeable Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.2    Other Definitions.

                                                 Defined in Section
      "Bankruptcy Law"                                   6.1
      "business day"                                    11.7
      "closing price"                                   12.5
      "Exchange Agent"                                   2.3
      "Exchange Date"                                   12.2
      "Current Market Price"                            12.5
      "Custodian"                                        6.1
      "Fundamental Change Date"                          4.6
      "Fundamental Change Offer"                         4.6
      "Fundamental Change Payment"                       4.6
      "Fundamental Change Payment Date"                  4.6
      "Event of Default"                                 6.1
      "Expiration Time"                                 12.5
      "fair market value"                               12.5
      "Legal Holiday"                                   11.7
      "non-electing share"                              12.5
      "Paying Agent"                                     2.3
      "Purchased Shares"                                12.5

      "Record Date"                                     12.5
      "Redemption Date"                                  3.1
      "Redemption Price"                                 3.1
      "Registrar"                                        2.3
      "Register"                                         2.3
      "Securities"                                      12.5
      "Trigger Event"                                   12.5

SECTION 1.3    Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

             "Commission" means the Commission;

             "indenture securities" means the Exchangeable Notes;

             "indenture security holder" means a holder of an Exchangeable
             Note;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee;
             and

             "obligor" on the Exchangeable Notes means the Company or any other obligor on the Exchangeable Notes.

     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4    Rules of Construction.

     Unless the context otherwise requires:

           (1)   a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)   "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular; and

           (5)   the male, female and neuter genders include one another.

                                    ARTICLE 2

                             THE EXCHANGEABLE NOTES

SECTION 2.1    Form and Dating.

     (a) GLOBAL SECURITIES. The Exchangeable Notes are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Exchangeable Notes, dated March 25, 2002, among the Company, Navistar and the Initial Purchasers (the "Purchase Agreement").

     The Exchangeable Notes are being offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Exchangeable Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Exchangeable Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

     (c) DEFINITIVE SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Exchangeable Notes in definitive form. If applicable, certificated Exchangeable Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.6(c).

SECTION 2.2    Execution and Authentication.

     One Officer shall sign the Exchangeable Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on an Exchangeable Note no longer holds that office at the time the Exchangeable Note is authenticated, the Exchangeable Note shall nevertheless be valid.

     An Exchangeable Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchangeable Note has been authenticated under this Indenture.

     Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Exchangeable Notes for original issue in an aggregate principal amount of $220,000,000 to the Initial Purchasers. The aggregate principal amount of Exchangeable Notes outstanding at any time may not exceed that amount except as provided in Section 2.7.

     The Exchangeable Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Exchangeable Notes. An authenticating agent may authenticate Exchangeable Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3    Registrar, Paying Agent and Exchange Agent.

     The Company (and Navistar with respect to clause (iii)) shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where Exchangeable Notes may be presented for registration of transfer or for exchange into other Exchangeable Notes("Registrar"); (ii) where Exchangeable Notes may be presented for payment ("Paying Agent"); (iii) where Exchangeable Notes may be presented for exchange into Common Stock (the "Exchange Agent"); and (iv) where notices and demands to or upon the Company in respect of Exchangeable Notes and this Indenture may be served by the holders of the Exchangeable Notes. The Registrar shall keep a register ("Register") of the Exchangeable Note and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional exchange agents. The term "Paying Agent" includes any additional paying agent, and the term "Exchange Agent" includes any additional Exchange Agent. The Company may change any Paying Agent, Registrar, Exchange Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Exchange Agent or co-registrar, except that for purposes of Article 8 and Section 4.6, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Exchange Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.4    Paying Agent To Hold Money in Trust.

     The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Exchangeable Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest (including Liquidated Damages) on the Exchangeable Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Exchangeable Notes all money held by it as Paying Agent. Upon written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds held by it for two years in any capacity hereunder or as directed by applicable escheat authorities. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 2.4 shall be held uninvested and without any liability for interest.

SECTION 2.5    Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Exchangeable Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Exchangeable Notes.

SECTION 2.6    Transfer and Exchange.

     (a) When Exchangeable Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Exchangeable Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue, and the Trustee shall authenticate, Exchangeable Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.7, 9.5 or 12.2.

     The Company or the Registrar shall not be required to register the transfer of any Exchangeable Notes surrendered for repurchase pursuant to Section 4.6.

     All Exchangeable Notes issued upon any transfer or exchange of Exchangeable Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Exchangeable Notes surrendered upon such registration of transfer or exchange.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.1(b) and 2.10; provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

     Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     In the event that a Global Security is exchanged for Exchangeable Notes in definitive form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Exchangeable Notes, such exchange may occur, and such Exchangeable Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Exchangeable Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Exchangeable Notes in definitive form of the same aggregate principal amount as the Global Security or the Exchangeable Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Exchangeable Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

     (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Exchangeable Notes are issued upon the registration of transfer, exchange or replacement of Exchangeable Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Exchangeable Notes, the Exchangeable Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Exchangeable Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Exchangeable Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

     (d) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Exchangeable Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7    Replacement Exchangeable Notes.

     If the holder of an Exchangeable Note claims that its Exchangeable Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Exchangeable Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Exchangeable Note, the holder of an Exchangeable Note must provide a certificate of loss and an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Exchangeable Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Exchangeable Note.

     The Trustee or any authenticating agent may authenticate any such substituted Exchangeable Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Exchangeable Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Exchangeable Note, which has matured or is about to mature, or which has been submitted for repurchase pursuant to Section 4.6 or is about to be exchanged into Common Stock pursuant to Article 12, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Exchangeable Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Exchangeable Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or exchange agent of the destruction, loss or theft of such Exchangeable Note and of the ownership thereof.

     Every replacement Exchangeable Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Exchangeable Notes duly issued, authenticated and delivered hereunder.

SECTION 2.8    Outstanding Exchangeable Notes.

     The Exchangeable Notes outstanding at any time are all the Exchangeable Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If an Exchangeable Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchangeable Note is held by a bona fide purchaser.

     If Exchangeable Notes are considered paid under Section 4.1 or exchanged under Article 12, they cease to be outstanding, and interest (and Liquidated Damages, if any) on them ceases to accrue.

     Subject to Section 2.9 hereof, an Exchangeable Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Exchangeable Note.

SECTION 2.9 When Exchangeable Notes Owned by the Company or an Affiliate are Disregarded.

     In determining whether the holders of the required principal amount of Exchangeable Notes have concurred in any direction, waiver or consent, Exchangeable Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchangeable Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10   Temporary Exchangeable Notes.

     (a) Until definitive Exchangeable Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchangeable Notes. Temporary Exchangeable Notes shall be substantially in the form of definitive Exchangeable Notes but may have variations that the Company considers appropriate for temporary Exchangeable Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Exchangeable Notes in exchange for temporary Exchangeable Notes.

     (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Exchangeable Notes in definitive form only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing.

     (c) Any Global Security or interest therein that is transferable to the beneficial owners thereof in the form of certificated Exchangeable Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Exchangeable Notes of authorized denominations in the form of certificated Exchangeable Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Exchangeable Notes in the form of certificated Exchangeable Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(c), bear the Restricted Securities Legend set forth in Exhibit A hereto.

     (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Exchangeable Notes.

SECTION 2.11   Cancellation.

     The Company at any time may deliver Exchangeable Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchangeable Notes surrendered to them for registration of transfer, exchange for other Exchangeable Notes, payment, replacement, repurchase or cancellation. The Trustee and no one else may cancel Exchangeable Notes surrendered for registration of transfer, exchange for other Exchangeable Notes, payment, replacement, repurchase or cancellation. The Trustee shall dispose of canceled Exchangeable Notes in accordance with its then customary procedures, unless the Company shall request in writing that such cancelled Exchangeable Notes be delivered to it. The Company may not issue new Exchangeable Notes to replace Exchangeable Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) exchanged pursuant to Article 12 hereof or (ii) submitted for repurchase pursuant to Section 4.6 hereof (unless revoked).

SECTION 2.12   Defaulted Interest.

     If the Company fails to make a payment of interest on the Exchangeable Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Exchangeable Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Exchangeable Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13   CUSIP Number.

     The Company in issuing the Exchangeable Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of repurchase as a convenience to holders of Exchangeable Notes; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Exchangeable Notes and that reliance may be placed only on the other identification numbers printed on the Exchangeable Notes; and PROVIDED FURTHER that neither the Trustee nor any Registrar shall have any liability as to the correctness or accuracy of any CUSIP number so printed in the notice. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14   Regulation S.

     The Company agrees that it will refuse to register any transfer of Exchangeable Notes or any shares of Common Stock issued upon exchange of Exchangeable Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Exchangeable Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.1    Optional Redemption Prices.

     The Exchangeable Notes are not redeemable before April 1, 2005. At any time or from time to time on or after April 1, 2005 (any such date being a "Redemption Date"), the Company may redeem some or all of the Exchangeable Notes at prices set forth below (expressed as percentages of principal amount (the "Redemption Price")) plus accrued and unpaid interest and

Liquidated Damages, if any (if the Redemption Date is also an Interest Payment Date, accrued interest and Liquidated Damages, if any, will be paid to the holder of record on the preceding Record Date rather than included in the Redemption Price), on the notes redeemed, to (but excluding) the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the following years:

         Year                                           Redemption Price
         ----                                           ----------------
         2005                                                102.036%
         2006                                                101.357%
         2007                                                100.679%
         2008 and thereafter                                 100.000%

SECTION 3.2    Notices to Trustee.

     If the Company elects to redeem the Exchangeable Notes pursuant to the provisions of Section 3.1 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of the Exchangeable Notes to be redeemed and the Redemption Price.

     If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may conclusively rely) setting forth the principal amounts of the Exchangeable Notes held by each Holder.

SECTION 3.3    Selection by Trustee of Exchangeable Notes to be Redeemed.

     If less than all of the Exchangeable Notes are to be redeemed, the Trustee shall select the Exchangeable Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Exchangeable Notes are listed or, if the Exchangeable Notes are not listed on a national securities exchange, by lot, pro rata or by such other method as the Trustee shall deem fair and reasonable. In the event of partial redemption by lot, the particular Exchangeable Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 35 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Exchangeable Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Exchangeable Notes or portions thereof selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Exchangeable Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Exchangeable Notes of a Holder are to be redeemed, the entire outstanding amount of Exchangeable Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

SECTION 3.4    Notice of Redemption.

     In the event the Exchangeable Notes are to be redeemed pursuant to Section
3.1 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail a notice of redemption to each Holder whose Exchangeable Notes are to be redeemed in whole or in part.

          The notice shall identify the Exchangeable Notes or portions thereof (including (CUSIP number(s)) to be redeemed and shall state:

               (a) the Redemption Date;

               (b) the Redemption Price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Exchangeable Note or Exchangeable Notes in principal amount equal to the unredeemed portion will be issued;

               (d) the name and address of the Paying Agent;

               (e) that the Exchangeable Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Liquidated Damages, if any, and, unless the Redemption Date is after a record date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

               (f) that, unless the Company defaults in making the redemption payment, interest and any Liquidated Damages on the Exchangeable Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Exchangeable Notes is to receive payment of the Redemption Price, any Liquidated Damages and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Exchangeable Notes redeemed;

               (g) that in the case of a Redemption Date that is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Exchangeable Note is registered at the close of business on the Record Date immediately preceding such Interest Payment Date;

               (h) if fewer than all the Exchangeable Notes are to be redeemed, the identification of the particular Exchangeable Notes (or portions thereof) to redeemed, as well as the aggregate principal amount of the Exchangeable Notes to be redeemed and the aggregate principal amount of the Exchangeable Notes to be outstanding after such partial redemption; and

               (i) the paragraph of the Exchangeable Notes pursuant to which the Exchangeable Notes called for redemption are being redeemed.

          The Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.5    Effect of Notice of Redemption.

     Once notice of redemption is mailed, Exchangeable Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Exchangeable Notes or portions thereof shall be paid at the Redemption Price, plus Liquidated Damages, if any, and accrued interest to the Redemption Date.

     Notwithstanding any other provision of this Indenture to the contrary, if the Redemption Date is on or after the Record Date but prior to the related Interest Payment Date, no payment of interest will be made to the holder of record on the Interest Payment Date with respect to any Note redeemed but rather will be included in the Redemption Price as described above.

SECTION 3.6    Deposit of Redemption Price.

     On or before 10 a.m., New York City time, each Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Exchangeable Notes to be redeemed on that date, including without limitation any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

     Unless the Company defaults in making such payment, interest and any Liquidated Damages on the Exchangeable Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Exchangeable Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Exchangeable Notes and in Section 4.1 hereof.

SECTION 3.7    Securities Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1    Payment of Exchangeable Notes.

     The Company shall pay the principal of and interest (including Liquidated Damages payable by it, if any, and Navistar will pay Liquidated Damages payable by it, if any) on the Exchangeable Notes on the dates and in the manner provided in the Exchangeable Notes. Principal, interest and the Fundamental Change Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest (including Liquidated Damages) or the Fundamental Change Payment then due. To the extent lawful, the Company shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Exchangeable Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

     Notwithstanding any other provision of this Indenture, it shall solely be the obligation of Navistar to pay the portion of the Liquidated Damages payable by it and the Company shall have no obligation to pay and no liability for the nonpayment of such amounts, and in the event the Company shall pay any such amounts, Navistar shall be obligated to repay the Company for such payments.

SECTION 4.2    Rule 144A Information; Periodic Reports to the Trustee.

     So long as any of the Exchangeable Notes or shares of Common Stock issuable upon exchange of the Exchangeable Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Company and Navistar will, during any period in which it is not subject to and in compliance with Section 13 or Section 15(d) of the Exchange Act, provide to each holder and beneficial owner of such restricted securities and to each prospective purchaser (as designated by such holder or beneficial owner) of such restricted securities, upon the request of such holder or beneficial owner or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

     The Company shall provide to the Trustee such documents, reports and information as required by TIA Section 314 (if any) in the form, in the manner and at the times required by TIA Section 314. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.3    Compliance Certificate.

     The Company and Navistar each shall deliver to the Trustee within 120 days after the end of its respective fiscal year, an Officers' Certificate stating that neither of the signers thereof has any knowledge, after due investigation during the preceding fiscal year made under the supervision of the signing officers, of any Default or Event of Default (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). As of the date hereof, the fiscal year of each of the Company and Navistar ends on October 31.

     The Company shall, so long as any of the Exchangeable Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.4    Maintenance of Office or Agency.

     The Company shall maintain or cause to be maintained the office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Exchangeable Notes may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Exchangeable Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.5    Continued Existence.

     Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.6    Repurchase Upon Fundamental Change.

     Following a Fundamental Change (the date of each such occurrence being the "Fundamental Change Date") prior to the Maturity Date, the Company shall notify the Trustee, and the Trustee shall notify holders of Exchangeable Notes in writing, of such occurrence and shall make an offer (the "Fundamental Change Offer") to repurchase all Exchangeable Notes then outstanding at a repurchase price in cash (the "Fundamental Change Payment") equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any (if the Fundamental Change Payment Date is also an Interest Payment Date, accrued and unpaid interest and Liquidated Damages, if any, will be paid to the holder of record of the Note on the Record Date rather than included in the Fundamental Change Payment), to, but excluding, the Fundamental Change Payment Date (as defined below).

     Notice of a Fundamental Change shall be mailed by the Trustee to the holders of Exchangeable Notes as shown on the Register and to beneficial owners as required by law not more than 30 days after the applicable Fundamental Change Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Paying Agent. During the period specified in such notice, holders of Exchangeable Notes may elect to tender their Exchangeable Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Exchangeable Notes properly tendered pursuant to this Section on or before the day (the "Fundamental Change Payment Date") which shall be the sixtieth day after the date of the notice of the applicable Fundamental Change.

     The notice, which shall govern the terms of the Fundamental Change Offer, shall include such disclosures as are required by law and shall state:

     (a)   that a Fundamental Change Offer is being made pursuant to this
Section 4.6 and that all Exchangeable Notes will be accepted for payment;

     (b) a brief description of the event, transaction or transactions that constitute the Fundamental Change;

     (c) the Fundamental Change Payment for each Exchangeable Note and the Fundamental Change Payment Date;

     (d) that any Exchangeable Note not accepted for payment will continue to accrue interest and Liquidated Damages, if applicable, in accordance with the terms thereof;

     (e) that, unless the Company defaults on making the Fundamental Change Payment, any Exchangeable Note accepted for payment pursuant to the Fundamental Change Offer shall cease to accrue interest and Liquidated Damages, if applicable, on the Fundamental Change Payment Date and no further interest or Liquidated Damages shall accrue on or after such date;

     (f) that holders electing to have Exchangeable Notes repurchased pursuant to a Fundamental Change Offer will be required to deliver, no later than the sixtieth day after the date of the notice described in this paragraph, a repurchase notice electing to require the Company to repurchase all or some portion of the Exchangeable Notes held by such holder, which notice shall state
(i) the name of the holder, (ii) the principal amount of Exchangeable Notes the holder is delivering for purchase which must be $1,000 or an integral multiple thereof and (iii) the Exchangeable Note certificate number (if any);

     (g) that holders of Exchangeable Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Fundamental Change Payment Date, a facsimile transmission or letter setting forth (i) the name of the holder, (ii) the principal amount of Exchangeable Notes the holder delivered for purchase, (iii) the Exchangeable Note certificate number (if any) delivered, (iv) a statement that such holder is withdrawing his election to have such Exchangeable Notes purchased, (v) the principal amount of Exchangeable Notes being withdrawn, (vi) the Exchangeable Note certificate number (if any) being withdrawn and (vii) the principal amount of Exchangeable Notes that remains subject to the Fundamental Change Offer, if any;

     (h) that holders whose Exchangeable Notes are repurchased only in part will be issued Exchangeable Notes equal in principal amount to the unpurchased portion of the Exchangeable Notes surrendered provided that the unpurchased portion shall be in an authorized denomination;

     (i) the instructions that holders must follow in order to tender their Exchangeable Notes; and

     (j) that in the case of a Fundamental Change Payment Date that is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Exchangeable Note is registered at the close of business on the Record Date immediately preceding such Interest Payment Date.

     Notwithstanding any other provision of this Indenture to the contrary, if the Fundamental Change Payment Date is on or after the Record Date but prior to the related Interest Payment Date, no payment of interest will be made to the holder of record on the Interest Payment Date with respect to any Note redeemed but rather will be included in the Fundamental Change Payment as described above.

     On the Fundamental Change Payment Date, the Company shall accept for payment all Exchangeable Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer. Prior to 10:00 a.m. (local time in The City of New
York) on the business day following the Fundamental Change Payment Date, the Company shall deposit with the Paying Agent money sufficient to pay the Fundamental Change Payment with respect to all Exchangeable Notes or portions thereof so tendered and accepted and deliver or cause to be delivered to the Trustee the Exchangeable Notes so accepted together with an Officers' Certificate setting forth the aggregate principal amount of Exchangeable Notes or portions thereof tendered to and accepted for payment by the Company. Promptly following the Fundamental Change Payment Date, the Paying Agent shall mail or deliver the Fundamental Change Payment to the holders of Exchangeable Notes so accepted and the Trustee shall as soon as reasonably practicable authenticate and mail or cause to be transferred by book entry to such holders a new Exchangeable Note equal in principal amount to any unpurchased portion of the Exchangeable Note surrendered, if any; provided that such new Exchangeable Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Exchangeable Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

     In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 12.6 applies in which the Common Stock of Navistar is changed or exchanged into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of Navistar or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over- the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 90% of the aggregate fair market value of such stock, securities or other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Exchangeable Notes to cause the Company to repurchase Exchangeable Notes following a Fundamental Change, including the applicable provisions of this Section 4.6 and the definitions of Fundamental Change, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from Navistar and Common Stock of Navistar (in lieu of Navistar and the Common Stock of Navistar).

     There shall be no purchase of any Exchangeable Notes pursuant to this
Section 4.6 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Exchangeable Notes, of the required Fundamental Change repurchase notice) and is continuing, an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Exchangeable Notes). The Paying Agent will promptly return to the respective holders any Exchangeable Notes (x) with respect to which a Fundamental Change repurchase notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Exchangeable Notes) in which case upon such return the Fundamental Change repurchase notice with respect thereto shall be deemed to have been withdrawn.

     The Fundamental Change Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Exchangeable Notes to tender their Exchangeable Notes.

SECTION 4.7    Appointments to Fill Vacancies in Trustee's Office.

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.8    Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Exchangeable Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Exchangeable Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.9    Taxes.

     The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.10   Investment Company Act.

     As long as any Exchangeable Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.1    When the Company and Navistar May Merge, Etc.

     Neither the Company nor Navistar shall, in a single transaction or series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not it is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any person or entity (other than to one or more direct or indirect wholly-owned subsidiaries or, in the case of Navistar, in a Permitted Joint Venture, or, in the case of the Company, other than receivables and related assets or interests therein in connection with a Qualified Securitization Transaction) unless:

     (a)  either

          (i)  it shall be the surviving or continuing corporation or

          (ii) the entity or person (or its parent) formed by or surviving any such consolidation or share exchange or into which the Company or Navistar is merged (if other than the Company or Navistar) or the entity or person (or its parent) which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially as an entirety

          (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

          (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and interest and Liquidated Damages, if any, on, all of the Exchangeable Notes and the performance of every covenant of the Exchangeable Notes and this Indenture and the Registration Agreement on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Exchangeable Notes upon a Fundamental Change in accordance with the penultimate paragraph of Section 4.6 and exchange rights in accordance with
Section 12.6 to the extent required by such Sections;

     (b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

     (c) it or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

     For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company or Navistar, the capital stock of which constitutes all or substantially all of the properties and assets of the Company or Navistar, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Navistar.

SECTION 5.2    Successor Corporation Substituted.

     Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.1, the successor person formed by such consolidation, or share exchange or into which the Company or Navistar is merged or to which such assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or Navistar under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Exchangeable Notes.

SECTION 5.3    Purchase Option on Fundamental Change.

     This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.6.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1    Events of Default.

     An "Event of Default" with respect to any Exchangeable Notes occurs if:

     (a) the Company defaults in the payment of principal of the Exchangeable Notes when due at maturity, upon repurchase, upon acceleration or otherwise;

     (b) the Company or Navistar defaults in the payment of any installment of interest or Liquidated Damages on the Exchangeable Notes when due (including any interest or Liquidated Damages payable in connection with a repurchase pursuant to Section 4.6) and continuance of such default for 30 days or more; or

     (c)  the Company defaults (other than a default set forth in clauses
(a) and (b) above and clauses (d) and (e) below) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Exchangeable Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Exchangeable Notes; or

     (d) the Company defaults in the payment of the Fundamental Change Payment in respect of the Exchangeable Notes on the date therefor; or

     (e) the Company fails to provide timely notice of any Fundamental Change in accordance with Section 4.6; or

     (f)  the Company, pursuant to or within the meaning of any Bankruptcy Law:

        (i)   commences a voluntary case,

        (ii) consents to the entry of an order for relief against it in an involuntary case,

        (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

        (iv)  makes a general assignment for the benefit of its creditors;

        (v) makes the admission in writing that it generally is unable to pay its debts as the same become due;

     (g) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

        (i)   is for relief against the Company in an involuntary case,

        (ii)  appoints a Custodian of the Company, or

        (iii) orders the liquidation of the Company,

and in any case, the order or decree remains unstayed and in effect for 90 days; or

     (h) the Company or any of its subsidiaries fails to pay, at final maturity, indebtedness (other than indebtedness incurred in connection with a Qualified Securitization Transaction) that is in excess of $50 million principal amount, or acceleration resulting from an Event of Default of any indebtedness (other than indebtedness incurred in connection with a Qualified Securitization Transaction) of the Company or any of its subsidiaries in an aggregate principal amount in excess of $50 million.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.2    Acceleration.

     If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (f) and (g) of Section 6.1) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Exchangeable Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest and Liquidated Damages, if any, on, all the Exchangeable Notes then outstanding to be due and payable. Upon such declaration such principal amount, and accrued and unpaid interest and

Liquidated Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Exchangeable Notes to the contrary. If any Event of Default with respect to the Company specified in clauses (f) or (g) of Section 6.1 occurs, all unpaid principal of and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Exchangeable Notes then outstanding shall become automatically due and payable without any declaration or other act on the part of the Trustee or any holder of Exchangeable Notes.

     The Holders of a majority in aggregate principal amount of the then outstanding Exchangeable Notes by notice to the Trustee may rescind an acceleration of the Exchangeable Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or interest and Liquidated Damages, if any, on the Exchangeable Notes which has become due solely by virtue of such acceleration) have been cured or waived, the amounts payable to the Trustee under Section 7.7 shall have been paid and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.3    Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Liquidated Damages, if applicable, on the Exchangeable Notes or to enforce the performance of any provision of the Exchangeable Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Exchangeable Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of an Exchangeable Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4    Waiver of Past Defaults.

     The holders of a majority in aggregate principal amount of the Exchangeable Notes then outstanding may, on behalf of the holders of all the Exchangeable Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest or Liquidated Damages, if any, on the Exchangeable Notes (other than the non-payment of principal of and interest and Liquidated Damages, if any, on the Exchangeable Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Exchangeable Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.5    Control by Majority.

     The holders of a majority in aggregate principal amount of the then outstanding Exchangeable Notes may direct the time, method and place of conducting any proceeding for

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any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Exchangeable Notes or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.1) to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.6    Limitation on Suits.

     A holder of an Exchangeable Note may not pursue any remedy with respect to this Indenture or the Exchangeable Notes unless:

          (1) the holder gives to the Trustee notice of a continuing Event of Default;

          (2) the holders of at least 25% in principal amount of the then outstanding Exchangeable Notes make a request to the Trustee to pursue the remedy;

          (3) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Exchangeable Notes do not give the Trustee a direction inconsistent with the request.

     A holder of an Exchangeable Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.7    Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any holder of an Exchangeable Note to receive payment of principal, interest and Liquidated Damages, if any, on the Exchangeable Note, on or after the respective due dates expressed in the Exchangeable Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to exchange the Exchangeable Note shall not be impaired or affected without the consent of the holder of an Exchangeable Note.

SECTION 6.8    Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(a), (b) or (d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest and Liquidated Damages, if any, remaining unpaid on the Exchangeable Notes and interest on overdue principal and interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses,

                                       30

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disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 7.7.

SECTION 6.9    Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Exchangeable Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. The Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal of, and interest and Liquidated Damages, if any, on, the Exchangeable Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7.) and of the holders of the Exchangeable Notes allowed in such judicial proceedings; and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each holder of Exchangeable Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holder of Exchangeable Notes, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of an Exchangeable Note any plan of reorganization, arrangement, adjustment or composition affecting the Exchangeable Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10   Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First: to the Trustee for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

               Second: to holders of Exchangeable Notes for amounts due and unpaid on the Exchangeable Notes for principal, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchangeable Notes for principal, interest and Liquidated Damages, if any, respectively; and

               Third: to the Company.

     Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Exchangeable Notes.

SECTION 6.11   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.7 or a suit by holders of more than 10% in principal amount of the then outstanding Exchangeable Notes.

                                    ARTICLE 7

                                   THE TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.1    Duties of the Trustee.

     (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default known to the
Trustee:

           (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

           (1) This paragraph does not limit the effect of paragraph (b) or paragraph (e) of this Section;

           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or any other officer of the Trustee to whom such matter is referred, because of such person's knowledge of and familiarity with the particular subject, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

     (f) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2    Rights of the Trustee.

     (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Exchangeable Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Exchangeable Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

     (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

     (j) The Trustee shall not be responsible for the computation of any adjustment to the Exchange Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 12.5(j).

     (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and to each Agent, custodian and other person employed to act hereunder.

SECTION 7.3    Individual Rights of the Trustee.

     Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Exchangeable Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.4    Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchangeable Notes. It shall not be accountable for the Company's use of the proceeds from the Exchangeable Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Exchangeable Notes or any other document in connection with the sale of the Exchangeable Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5    Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of an Exchangeable Note a notice of the Default or Event of Default within 60 days after such Default or Event of Default occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.1(a), (b) (d) or (h) or a Trust Officer of the Trustee shall have received written notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Exchangeable Notes. Except in the case of a Default or Event of Default in payment of principal or interest or Liquidated Damages, if any, on any Exchangeable Note, the Trustee may withhold the notice if and so long as a trust committee of its officers in good faith determines that withholding the notice is in the interest of the holders of the Exchangeable Notes.

SECTION 7.6    Reports by the Trustee to Holders.

     Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to holders of Exchangeable Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to holders of Exchangeable Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Exchangeable Notes are listed. The Company shall timely notify the Trustee when the Exchangeable Notes are listed or quoted on any stock exchange or securities market and of any delisting thereof.

SECTION 7.7    Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall agree in writing for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

     The Company shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee the "Indemnitees") harmless from and against every loss, liability, damages, claim or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, and the costs and expenses of defending any claim (whether asserted by the Company, a holder of Exchangeable Notes or any other Person) (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (i) execution and delivery of this Indenture, (ii) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and (iii) performance under this Indenture except as set forth in the next paragraph. Any Indemnitee shall notify the Company promptly of any claim for which it may seek indemnity under this Section.

     The Company does not need to reimburse any expense or indemnify against any Loss incurred by the Trustee or any Indemnitee through its own negligence or willful misconduct.

     The Trustee shall have a lien prior to the Exchangeable Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 7.7, except that held in trust to pay principal, the Redemption Price, interest and Liquidated Damages, if any, on Exchangeable Notes. Such liens and the Company's obligations under this Section 7.7 shall survive the termination, satisfaction and discharge of this Indenture and the resignation or removal of the Trustee for any reason.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8    Replacement of the Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Exchangeable Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Exchangeable Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the holders of at least 10% in principal amount of the then outstanding Exchangeable Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any holder of an Exchangeable Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Exchangeable Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.9    Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or exchanges into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another person, the resulting, surviving or transferee person without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10   Eligibility, Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 11.10. The Trustee is and shall always be subject to TIA Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11   Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1    Discharge of Indenture.

     When (a) the Company delivers to the Trustee for cancellation all Exchangeable Notes theretofore authenticated (other than any other Exchangeable Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Exchangeable Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Exchangeable Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year and the Company deposits with the Trustee, in trust, amounts sufficient to pay at maturity all of the Exchangeable Notes (other than any Exchangeable Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Exchangeable Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest and Liquidated Damages, if any, due or to become due to such date of maturity, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and rights to exchange the Exchangeable Notes for Common Stock, (ii) rights hereunder of holders of Exchangeable Notes to receive payments of principal of and interest, and Liquidated Damages, if any, on, the Exchangeable Notes, (iii) the obligations under Sections 2.3 and 8.5 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 11.4, and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Exchangeable Notes.

SECTION 8.2    Deposited Monies to be Held in Trust by Trustee.

     Subject to Section 8.4, all monies deposited with the Trustee pursuant to
Section 8.1 shall be held in trust and applied by it to the payment, either directly or through the Paying Agent, to the holders of the particular Exchangeable Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, and Liquidated Damages, if any.

SECTION 8.3    Paying Agent to Repay Monies Held.

     Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.4    Return of Unclaimed Monies.

     Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest (including Liquidated Damages) on Exchangeable Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of or interest (including Liquidated Damages) on such Exchangeable Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the Company, or the Trustee at the request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of an Exchangeable Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Exchangeable Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. In the absence of a written request from the Company to return unclaimed funds to the Company, as the case may be, the Trustee shall from time to time deliver all unclaimed funds held by it in any capacity hereunder to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.

SECTION 8.5    Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Exchangeable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of interest (including Liquidated Damages) on or principal of any Exchangeable Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

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                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.1    Without the Consent of Holders.

     The Company, Navistar and the Trustee may amend this Indenture or the Exchangeable Notes without notice to or the consent of any holder of an Exchangeable Note for the purposes of:

     (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company, Navistar and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Exchangeable Notes;

     (b) providing for uncertificated Exchangeable Notes in addition to or in place of certificated Exchangeable Notes;

     (c) evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company hereunder and in the Exchangeable Notes as permitted by Section 5.1;

     (d) providing for exchange rights and/or repurchase rights of holders of Exchangeable Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.1 and/or 12.6;

     (e)  reducing the Exchange Price;

     (f) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

     (g) making any changes that would provide the holders of the Exchangeable Notes with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder; or

     (h) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

SECTION 9.2    With the Consent of Holders.

     Subject to Section 6.7, the Company and the Trustee may amend this Indenture or the Exchangeable Notes with the written consent of the holders of at least a majority in principal amount of the then outstanding Exchangeable Notes (including consents obtained in connection with a tender offer or exchange offer for Exchangeable Notes).

                                       40
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     Subject to Sections 6.4 and 6.7, the holders of a majority in principal amount of the Exchangeable Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Exchangeable Notes.

     However, without the consent of each holder of an Exchangeable Note affected, an amendment or waiver under this Section 9.2 may not (with respect to any Exchangeable Notes held by a non-consenting holder):

     (a) reduce the principal amount of Exchangeable Notes whose holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Exchangeable Note;

     (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest, or Liquidated Damages on any Exchangeable Note;

     (d) waive a Default or Event of Default in the payment of principal of, interest or Liquidated Damages, if any, on the Exchangeable Notes (except a rescission of acceleration of the Exchangeable Notes by the holders of at least a majority in aggregate principal amount of the Exchangeable Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

     (e) make the principal of, interest or Liquidated Damages on, any Exchangeable Note payable in money other than as provided for herein and in the Exchangeable Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Exchangeable Notes to receive payments of principal of, or interest or Liquidated Damages on, the Exchangeable Notes;

     (g) except as permitted herein (including Section 9.1(a)), increase the Exchange Price or modify the provisions contained herein relating to exchange of the Exchangeable Notes in a manner adverse to the holders thereof;

     (h) waive a repurchase, upon the occurrence of a Fundamental Change, with respect to any Exchange Note; or

     (i) make any change to the abilities of holders of Exchangeable Notes to enforce their rights hereunder or the provisions of clauses (a) through (h) of this Section 9.2.

     To secure a consent of the holders of Exchangeable Notes under this Section 9.2, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to holders of Exchangeable Notes a notice briefly describing the amendment or waiver.

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SECTION 9.3    Compliance with the Trust Indenture Act.

     Every amendment to this Indenture or the Exchangeable Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4    Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a holder of an Exchangeable Note is a continuing consent by the holder and every subsequent holder of an Exchangeable Note or portion of an Exchangeable Note that evidences the same debt as the consenting holder's Exchangeable Note, even if notation of the consent is not made on any Exchangeable Note. However, any such holder or subsequent holder may revoke the consent as to his or her Exchangeable Note or portion of an Exchangeable Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Exchangeable Notes have consented to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Exchangeable Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Exchangeable Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Exchangeable Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every holder of an Exchangeable Note, unless it is of the type described in clauses (a) - (i) of Section 9.2. In such case, the amendment or waiver shall bind each holder of an Exchangeable Note who has consented to it and every subsequent holder of an Exchangeable Note or portion of an Exchangeable Note that evidences the same debt as the consenting holder's Exchangeable Note.

SECTION 9.5    Notation on or Exchange of Exchangeable Notes.

     Exchangeable Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Exchangeable Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Exchangeable Notes without charge to the holders of the Exchangeable Notes, except as specified in Section 2.6.

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

SECTION 9.6    Trustee Protected.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.1   Agreement to Subordinate.

     The Company covenants and agrees, and each holder of the Exchangeable Notes issued hereunder or pursuant to a Board Resolution and Officers' Certificate ("Additional Provisions"), by such holder's acceptance thereof, likewise covenants and agrees that all Exchangeable Notes shall be issued subject to the provisions of this Article 10; and each holder of an Exchangeable Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of, any premium, Redemption Price, Liquidated Damages and interest with respect to the Exchangeable Notes and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article 10 shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 10.2   Terms and Conditions of Subordination.

     The Company, for itself and its successors, and each holder, by its acceptance of Exchangeable Notes, agree that the payment of the principal of or interest on or any other amounts due on the Exchangeable Notes is subordinated in right of payment, to the extent and in the manner stated in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness of the Company. The Exchangeable Notes shall rank pari passu with, and shall not be senior in right of payment to, such other Indebtedness of the Company whether outstanding on the date of this Indenture or hereafter created, incurred, issued or guaranteed by the Company, where the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness ranks pari passu with the Exchangeable Notes.

     The Exchangeable Notes shall be subordinate in right of payment to all existing and future Senior Indebtedness of the Company. The payment of the principal of, Redemption Price,

Liquidated Damages, interest on or any other amounts due on the Exchangeable Notes is subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness. No payment on account of principal of, redemption of, interest on or any other amounts due on the Exchangeable Notes, including, without limitation, any payments on the Fundamental Change Offer, and no redemption, purchase or other acquisition of the Exchangeable Notes may be made, except payments comprised solely of Permitted Junior Securities, if:

     (1) a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period, or Payment Default ("Payment Default"); or

     (2) a default other than a Payment Default on any Designated Senior Indebtedness occurs and is continuing that permits the holders of Designated Senior Indebtedness to accelerate its maturity, and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or from any holder of Designated Senior Indebtedness or such holder's representative (a "Non-Payment Default"), but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Designated Senior Indebtedness) (a) in the case of a Payment Default, upon the date on which such Payment Default is cured or waived or ceases to exist, and
(b) in the case of a Non-Payment Default, the earliest of the date on which such Non-Payment Default is cured or waived or ceases to exist, the date the applicable Payment Blockage Notice is rescinded or 179 days from the date notice is received, if the maturity of the Designated Senior Indebtedness has not been accelerated. Upon termination of the Payment Blockage Period, payments on account of principal of or interest on the Exchangeable Notes (other than, subject to Section 10.03 hereof, amounts due and payable by reason of the acceleration of the maturity of the Exchangeable Notes) and redemptions, purchases or other acquisitions shall be made by or on behalf of the Company.

     Notwithstanding the foregoing, no new Payment Blockage Notice with respect to the same event of default or any other events of default existing or continuing at the time of notice on the same issue of Designated Senior Indebtedness may be given and no new Payment Blockage Period may be commenced by the holders of such Designated Senior Indebtedness unless 365 consecutive days have elapsed since the initial effectiveness of the immediately preceding Payment Blockage Notice.

     If the Trustee or any holder of Exchangeable Notes receives any payment or distribution of the Company's assets of any kind in contravention of any of the terms hereof, whether in cash, property or securities, in respect of the Exchangeable Notes before all Senior Indebtedness is paid in full, then the payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness, and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

SECTION 10.3 Distribution on Acceleration or Notes, Dissolution and Reorganization.

     (a) If the Exchangeable Notes are declared due and payable because of the occurrence of an Event of Default, the Company or the Trustee shall give prompt written notice to the holders of all Senior Indebtedness or to the trustee(s) for such Senior Indebtedness of such acceleration.

     (b) Upon (i) any acceleration of the principal amount due on the Exchangeable Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

          (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Exchangeable Notes, except payments comprised solely of Permitted Junior Securities;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), to which the holders or the Trustee would be entitled except for the provisions of this Article 10, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments comprised solely of Permitted Junior Securities), shall be received by the Trustee or the holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Indebtedness, the holders of the Senior Indebtedness remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Exchangeable Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of

Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Exchangeable Notes is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Exchangeable Notes as and when the same shall become due and payable in accordance with the terms of the Exchangeable Notes or (ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Indebtedness or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under the Indenture and this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

     Upon distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Sections 7.2 of this Indenture, and the holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. Nothing contained in this
Article 10 or elsewhere in this Indenture or in any of the Exchangeable Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Exchangeable Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 10.3(d) hereof of the facts which would prohibit the making of such application.

     (c) The provisions of this Article 10 shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Indebtedness and nothing in the Indenture or this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

     (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Exchangeable Notes pursuant to the provisions of this Article 10. The Trustee, subject to the provisions of Section
7.2 of this Indenture, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Indebtedness or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this
Article 10 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Exchangeable Notes pursuant to the provisions in this
Article 10, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.2 of this Indenture, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this Section 10.3(d), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 10.2 or that any event or any condition preventing any payment in respect of the Exchangeable Notes shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (e) The provisions of this Section 10.3 applicable to the Trustee shall also apply to any Paying Agent for the Company.

     (f) Each holder of a Note, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee its attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such holder's Exchangeable Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any Holder or holders of Senior Indebtedness or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Exchangeable Notes which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article 10 and to file and prove all claims therefore and to take all such other action in the name of the holders or otherwise, as such holders of Senior Indebtedness or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article 10.

     For purposes of this Article 10, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities of the relevant series to the payment of all Senior Indebtedness with respect to the Securities of such series that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new Corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in
Article 5 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.3 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of this Indenture. Nothing in Section 10.2 or in this Section 10.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7 of this Indenture.

SECTION 10.4   Subrogation.

     Subject to the payment in full of all Senior Indebtedness with respect to Exchangeable Notes, the rights of the Holders of the Securities of such series shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of, any premium, Redemption Price and interest on the Exchangeable Notes of such series shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10 to or for the benefit of the holders of such Senior Indebtedness by holders of the Exchangeable Notes or the Trustee, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the holders of the Exchangeable Notes be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the holders of the Exchangeable Notes, on the one hand, and the holders of the Senior Indebtedness with respect to the Exchangeable Notes on the other hand.

     Nothing contained in this Article 10 or elsewhere in this Indenture, in any Additional Provisions or in the Securities of any series is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness with respect to the Exchangeable Notes, and the holders of the Exchangeable Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of Exchangeable Notes the principal of, any premium, Redemption Price and interest on the Exchangeable Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Exchangeable Notes and creditors of the Company, other than the holders of such Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of Exchangeable Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Article 7 of this Indenture, and the holders of the Exchangeable Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Exchangeable Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness with respect to the Exchangeable Notes and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.5   Trustee to Effectuate Subordination.

     Each holder of Exchangeable Notes, by such holder's acceptance thereof, authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

SECTION 10.6   Notice by the Company.

     The Company shall give prompt written notice to a Trust Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Exchangeable Notes pursuant to the provisions of this Article 10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture or any Additional Provisions, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Exchangeable Notes pursuant to the provisions of this
Article 10, unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness with respect to the Securities of such series or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 7 of this Indenture, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 10.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Article 7 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness with respect to the Exchangeable Notes (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Securities of any series, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness with respect to the Exchangeable Notes of such series and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.7   Rights of the Trustee, Holders of Senior Indebtedness.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness with respect to the Exchangeable Notes at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture or any Additional Provisions shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness with respect to the Exchangeable Notes, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture or any Additional Provisions against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article 7 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of the Exchangeable Notes, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

     Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

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SECTION 10.8   Subordination may not be Impaired.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness with respect to the Exchangeable Notes may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of Exchangeable Notes, without incurring responsibility to such holders and without impairing or releasing the subordination provided in this
Article 10 or the obligations hereunder of the holders of the Exchangeable Notes to the holders of such Senior Indebtedness, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and
(iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                   ARTICLE 11

                               GENERAL PROVISIONS

SECTION 11.1   Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 11.2   Notices.

     Any notice or communication by the Company or the Trustee to the other parties is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other party's address as stated in Section 11.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to holders of Exchangeable Notes) shall be deemed to have been duly given at the time delivered by hand if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely

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delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

     Any notice or communication to a holder of an Exchangeable Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in the notice or communication shall not affect its sufficiency with respect to other holders.

     If a notice or communication to a holder of an Exchangeable Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company sends a notice or communication to holders of Exchangeable Notes, it shall send a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing.

SECTION 11.3   Communication by Holders With Other Holders.

     Holders may communicate pursuant to TIA Section 312(b) with other holders with respect to their rights under this Indenture or the Exchangeable Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA ss.312(c).

SECTION 11.4   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture except in the case of the original issuance of the Exchangeable Notes hereunder the Company, as the case may be, shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such person, all conditions precedent provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

SECTION 11.5   Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture except in the case of the original issuance of the Exchangeable Notes hereunder (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

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          (2)  a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

     Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 11.6   Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by, or a meeting of, holders of Exchangeable Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7   Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are not required to be open, and a "business day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture is a Legal Holiday, then such date shall be the next succeeding business day.

SECTION 11.8   No Recourse Against Others.

     No director, officer, employee, shareholder or Affiliate, as such, of the Company or Navistar from time to time shall have any liability for any obligations of the Company or Navistar under the Exchangeable Notes or this Indenture or for any claim based on, in respect of,

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

or by reason of such obligations or their creation. Each holder by accepting an Exchangeable Note waives and releases all such liability. This waiver and release are part of the consideration for the Exchangeable Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this Section 11.8.

SECTION 11.9   Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 11.10  Other Provisions.

     The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The reporting date for Section 7.6 is May 15 of each year. The first reporting date is the May 15 following the issuance of Exchangeable Notes hereunder.

     The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     The Company's address is:

     Navistar Financial Corporation
     2850 West Golf Road
     Rolling Meadows, Illinois 60008
     Attention: Treasurer
     Facsimile: (847) 734-4087
     Telephone: (847) 734-4000

     Navistar International Corporation's address is:

     Navistar International Corporation
     4201 Winfield Road, P.O. Box 1488
     Warrenville, Illinois 60555
     Attention: Treasurer
     Facsimile: (630) 753-5000
     Telephone: (630) 753-5000

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

     The Trustee's address is:

     BNY Midwest Trust Company
     2 North LaSalle Street
     Suite 1020
     Chicago, Illinois 60602
     Attention:  Dan Donovan
     Facsimile:  (312) 827-8542
     Telephone:  (312) 827-8547

SECTION 11.11  Governing Law.

     The laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute) shall govern this Indenture and the Exchangeable Notes.

SECTION 11.12  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of their respective subsidiaries. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13  Successors.

     All agreements of the Company and Navistar in this Indenture and the Exchangeable Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.14  Severability.

     In case any provision in this Indenture or in the Exchangeable Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 12

                         EXCHANGE OF EXCHANGEABLE NOTES

SECTION 12.1   Right to Exchange.

     Subject to and upon compliance with the provisions of this Indenture, each holder of Exchangeable Notes shall have the right, at his or her option, at any time on or before the close

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

of business on the last Trading Day prior to the Maturity Date (except that, (a) with respect to any Exchangeable Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate on the close of business on the Fundamental Change Payment Date (unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase in accordance with section 4.6) or (b) with respect to any Exchangeable Note or portion thereof subject to a notice of redemption under Section 3.4 hereof, such right shall terminate on the close of business on the business day preceding the applicable Redemption Date (unless the Company defaults in the payment due upon redemption)) to exchange the principal amount of any Exchangeable Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Exchangeable Note or portion thereof to be exchanged by the Exchange Price in effect at such time, by surrender of the Exchangeable Note so to be exchanged in whole or in part in the manner provided in Section 12.2. Exchangeable Notes in respect of which a holder has delivered a Fundamental Change repurchase notice exercising the option of such holder to require the Company to repurchase such Exchangeable Notes may be exchanged only if the Fundamental Change repurchase notice is withdrawn in accordance with the terms of this Indenture. A holder of Exchangeable Notes is not entitled to any rights of a holder of Common Stock until such holder of Exchangeable Notes has exchanged his or her Exchangeable Notes to Common Stock, and only to the extent such Exchangeable Notes are deemed to have been exchanged to Common Stock under this Article 12.

SECTION 12.2 Exercise of Exchange Privilege; Issuance of Common Stock on Exchange; No Adjustment for Interest or Dividends.

     To exercise, in whole or in part, the exchange privilege with respect to any Exchangeable Note, the holder of such Exchangeable Note shall surrender such Exchangeable Note, duly endorsed, at an office or agency maintained by Navistar pursuant to Section 4.4, accompanied by the funds, if any, required by the final paragraph of this Section 12.2 and a duly signed and completed written notice of exchange in the form provided on the Exchangeable Notes (or such other notice which is acceptable to Navistar) to the office or agency that the holder of Exchangeable Notes elects to exchange such Exchangeable Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such exchange shall be issued, and shall be accompanied by transfer taxes or any witholding, if required pursuant to
Section 12.7. Each such Exchangeable Note surrendered for exchange shall, unless the shares issuable on exchange are to be issued in the same name as the registration of such Exchangeable Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to Navistar duly executed by, the holder of Exchangeable Notes or his or her duly authorized attorney. The holder of such Exchangeable Notes will be required to pay any withholding tax or duty which may be payable in respect of the issue or delivery of Common Stock on exchange. The date on which the holder of Exchangeable Notes satisfies each of the requirements provided in this paragraph shall be referred to as the "Exchange Date."

     Upon the exchange of the Exchangeable Notes for Common Stock (subject to Section 12.3), Navistar shall issue and shall deliver to such holder at the office or agency maintained by

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Navistar for such purpose pursuant to Section 4.4, (1) no later than the fifth business day after the Exchange Date, a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such Exchangeable Note and (2) a check or cash in an amount calculated pursuant to
Section 12.3 in respect of any fractional interest in respect of a share of Common Stock arising upon such exchange no later than the tenth business day after the Exchange Date.

     Certificates representing shares of Common Stock will not be issued or delivered unless all withholdings, taxes and duties, if any, payable by the holder have been paid. In case any Exchangeable Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Exchangeable Note so surrendered, without charge to him or her, a new Exchangeable Note or Exchangeable Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Exchangeable Note.

     Each exchange shall be deemed to have been effected as to any such Exchangeable Note (or portion thereof) on the applicable Exchange Date, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such exchange shall be deemed to have become on the applicable Exchange Date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when Navistar's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such exchange shall be at the Exchange Price in effect on the date upon which such Exchangeable Note is surrendered.

     Any Exchangeable Note or portion thereof surrendered for exchange during the period from the close of business on the record date for any interest payment through the close of business on the last Trading Day immediately preceding such interest payment date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such interest payment date on the principal amount being exchanged; provided however, that no such payment need be made if there exists at the time of exchange a default in the payment of interest or Liquidated Damages, if applicable, on the Exchangeable Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Exchangeable Note at the close of business on such record date; PROVIDED, HOWEVER, that if the Company defaults in the payment of interest or Liquidated Damages, if applicable, on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 12.2, no adjustment shall be made for interest and Liquidated Damages, if any, accrued on any Exchangeable Note exchanged or for dividends on any shares issued upon the exchange of such Exchangeable Note as provided in this Article 12.

SECTION 12.3   Cash Payments in Lieu of Fractional Shares.

     No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon exchange of Exchangeable Notes. If more than one Exchangeable Note shall be surrendered for exchange at one time by the same holder, the number of full shares which shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Exchangeable Notes (or specified portions thereof to the extent permitted hereby) so surrendered for exchange. If any fractional share of stock otherwise would be issuable upon the exchange of any Exchangeable Note or Exchangeable Notes, Navistar shall make an adjustment therefor in cash based upon the Sale Price of the Common Stock as of the last Trading Day prior to the exchange date.

SECTION 12.4   Exchange Price.

     The Exchange Price shall be as specified in the form of Exchangeable Note attached as Exhibit A hereto, subject to adjustment as provided in this Article 12.

SECTION 12.5   Adjustment of Exchange Price.

     The Exchange Price shall be adjusted from time to time as follows:

     (a) If Navistar shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exchange Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exchange Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.5(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.5(a) is declared but not so paid or made, the Exchange Price shall again be adjusted to the Exchange Price which would then be in effect if such dividend or distribution had not been declared.

     (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exchange Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exchange Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) If Navistar shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12.5(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Exchange Price shall be adjusted so that the same shall equal the price determined by multiplying the Exchange Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Exchange Price shall be readjusted to be the Exchange Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Exchange Price shall again be adjusted to be the Exchange Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (d) If Navistar shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of Navistar (other than any dividends or distributions to which Section 12.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in Section 12.5(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 12.5(d) called the "Securities"), then, in each such case, the Exchange Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exchange Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.5(g)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12.5(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Exchangeable Notes shall have the right to receive upon exchange of an Exchangeable Note (or any portion thereof) the amount of Securities such holder would have received had such holder exchanged such Exchangeable Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Exchange Price shall again be adjusted to be the Exchange Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12.5(g) to the extent possible.

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

     Notwithstanding any other provision of this Section 12.5(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12.5(d) if Navistar makes proper provision so that each holder of Exchangeable Notes who exchanges an Exchangeable Note (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such exchange, in addition to the shares of Common Stock issuable upon such exchange, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, exchanged such Exchangeable Note into Common Stock.

     Rights or warrants distributed by Navistar to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of Navistar's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):
(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.5(d) (and no adjustment to the Exchange Price under this Section 12.5(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Exchange Price under this Section 12.5(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Price under this
Section 12.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exchange Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 12.5(d) and Sections 12.5(a) and (c), any dividend or distribution to which this Section 12.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.5(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 12.5(c) applies (and any Exchange Price reduction required by this Section 12.5(d) with respect to such dividend or

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distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exchange Price reduction required by Sections 12.5(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 12.5(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 12.5(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.5(a)).

     (e) If Navistar shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed upon a merger, share exchange or consolidation to which Section 12.6 applies or as part of a distribution referred to in Section 12.5(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all-cash distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.5(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by Navistar or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 12.5(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.5(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Exchange Price shall be reduced so that it shall equal the price determined by multiplying the Exchange Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Exchangeable Notes shall have the right to receive upon exchange of an Exchangeable Note (or any portion thereof) the amount of cash such holder would have received had such holder exchanged such Exchangeable Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Exchange Price shall again be adjusted to be the Exchange Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 12.5(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 12.5(e).

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     (f)  If a tender offer made by Navistar or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by Navistar or any of its subsidiaries for all or any portion of the Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.5(f) has been made and (2) the aggregate amount of any such all-cash distributions to all holders of the Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.5(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.5(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Exchange Price shall be adjusted so that the same shall equal the price determined by multiplying the Exchange Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Price shall again be adjusted to be the Exchange Price which would then be in effect if such tender offer had not been made. If the application of this
Section 12.5(f) to any tender offer would result in an increase in the Exchange Price, no adjustment shall be made for such tender offer under this Section 12.5(f).

     (g) For purposes of this Section 12.5, the following terms shall have the meaning indicated:

          (1) "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national

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market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

         (2) "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exchange Price pursuant to Sections 12.5(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the closing price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Exchange Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exchange Price pursuant to Section 12.5(a), (b),
(c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Exchange Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 12.5(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under
Section 12.5(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Exchange Price pursuant to Section 12.5(a), (b),
(c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exchange Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
(1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision

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or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Exchange Price are called for pursuant to this Section 12.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (h) The Company may make such reductions in the Exchange Price, in addition to those required by Sections 12.5(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     Navistar from time to time may, to the extent permitted by law, reduce the Exchange Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in Navistar's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Exchange Price shall be irrevocable during this period. Whenever the Exchange Price is reduced pursuant to the preceding sentence, Navistar shall mail to the holders of Exchangeable Notes at his or her last address appearing on the Register a notice of the reduction at least 15 days prior to the date the reduced Exchange Price takes effect, and such notice shall state the reduced Exchange Price and the period during which it will be in effect.

     (i) No adjustment in the Exchange Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exchange Price then in effect; provided, however, that any adjustments which by reason of this Section 12.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article 12 shall be made by Navistar and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (j) Whenever the Exchange Price is adjusted as herein provided, Navistar shall promptly file with the Trustee and any Exchange Agent other than the Trustee an Officers' Certificate setting forth the Exchange Price after such adjustment and setting forth a brief

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statement of the facts requiring such adjustment. Promptly after delivery of such certificate, Navistar shall prepare a notice of such adjustment of the Exchange Price setting forth the adjusted Exchange Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Price to each holder of Exchangeable Notes at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after a Record Date for an event, Navistar may defer until the occurrence of such event issuing to the holder of any Exchangeable Note exchanged after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the Common Stock issuable upon such exchange before giving effect to such adjustment.

     (l) For purposes of this Section 12.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Navistar but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Navistar shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Navistar.

     (m)  In lieu of making any adjustment to the Exchange Price pursuant to
Section 12.5(e), Navistar may elect to reserve the amount and kind of distributions for distribution to the holders of Exchangeable Notes upon the exchange of the Exchangeable Notes so that any such holder exchanging Exchangeable Notes will receive upon such exchange, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount and kind of distributions which such holder would have received if such holder had, immediately prior to the Record Date for such distribution, exchanged its Exchangeable Notes into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 12.5(m). Navistar may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount and kind of distribution equal to the aggregate amount that the holders of Exchangeable Notes would have received if such holders had, immediately prior to the Record Date for such distribution, exchanged all of the Exchangeable Notes into Common Stock. Any such funds so deposited by Navistar with the Trustee shall be invested by the Trustee pursuant to arrangements reasonably satisfactory to the Trustee in U.S. Government Obligations with a maturity not more than three (3) months from the date of issuance. Upon exchange of Exchangeable Notes by a holder thereof, such holder shall be entitled to receive, in addition to the Common Stock issuable upon exchange, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, exchanged its Exchangeable Note into Common Stock, along with such holder's pro-rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this
Section 12.5(m), Navistar shall give or shall cause to be given notice to all holders of Exchangeable Notes of such election, which notice shall state the amount of cash per $1,000 principal amount of Exchangeable Notes such holders shall be entitled to receive (excluding interest) upon exchange of the Exchangeable Notes as a consequence of Navistar having made such election.

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SECTION 12.6   Effect of Reclassification, Consolidation, Merger or Sale.

     If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of Navistar with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of Navistar as an entirety or substantially as an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then Navistar or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Exchangeable Notes shall be exchangeable into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exchange of the Exchangeable Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exchange all such Exchangeable Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non- electing share"), then, for the purposes of this Section 12.6, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Exchangeable Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     Navistar shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Exchangeable Notes at his or her address appearing on the Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

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     The above provisions of this Section 12.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

     If this Section 12.6 applies to any event or occurrence, Section 12.5 shall not apply.

SECTION 12.7   Taxes on Shares Issued.

     The issue of stock certificates on exchanges of Exchangeable Notes shall be made without charge to the exchanging holder except for any withholding, tax or duty in respect of the issue thereof. Neither the Company nor Navistar shall, however, be required to pay any withholding, tax or duty which may be required in respect of any Exchangeable Note exchanged, and neither the Company nor Navistar shall be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to Navistar the amount of such withholding, tax or duty or shall have established to the satisfaction of Navistar that such withholding, tax or duty has been paid.

SECTION 12.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

     Navistar shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the exchange of the Exchangeable Notes from time to time as such Exchangeable Notes are presented for exchange.

     Before taking any action which would cause an adjustment reducing the Exchange Price below the then par value, if any, of the shares of Common Stock issuable upon exchange of the Exchangeable Notes, Navistar shall take all corporate action which may, in the opinion of its counsel, be necessary in order that Navistar may validly and legally issue shares of such Common Stock at such adjusted Exchange Price.

     Navistar covenants that all shares of Common Stock issued upon exchange of Exchangeable Notes will be fully paid and non- assessable by Navistar and free from all taxes, liens and charges with respect to the issue thereof.

     Navistar further covenants that no later than the date the Shelf Registration Statmeent (as defined in the Registration Rights Agreement) is declared effective and as long as the Common Stock is listed on the New York Stock Exchange, or its successor, Navistar shall cause all Common Stock issuable upon exchange of the Exchangeable Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of such market, and if at any time thereafter the Common Stock becomes quoted on the Nasdaq National Market or listed on any other national securities exchange, Navistar shall cause all Common Stock issuable upon exchange of the Exchangeable Notes to be so quoted or listed and kept so quoted or listed.

SECTION 12.9   Responsibility of Trustee.

     The Trustee shall not at any time be under any duty of responsibility to any holders of Exchangeable Notes to determine whether any facts exist which may require any adjustment of the Exchange Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture

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provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Exchangeable Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.1, the Trustee shall not be responsible for any failure of the Company or Navistar to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Exchangeable Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company or Navistar contained in this Article 12. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Exchangeable Notes upon the exchange of their Exchangeable Notes after any event referred to in such Section
12.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which Navistar shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 12.10  Notice to Holders Prior to Certain Actions.

     If:

     (a) Navistar declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Exchange Price pursuant to Section 12.5 as to which Navistar has made an election in accordance with Section 12.5(m));

     (b) Navistar authorizes the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 12.5(d));

     (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger or share exchange to which Navistar is a party and for which approval of any shareholders of Navistar is required, or the sale or transfer of all or substantially all of the assets of Navistar; or

     (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of Navistar;

then Navistar shall cause to be filed with the Trustee and to be mailed to each holder of Exchangeable Notes at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which

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the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 12.11  Restriction on Common Stock Issuable Upon Exchange.

     (a) Shares of Common Stock to be issued upon exchange of Exchangeable Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders exchanging such Securities, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with
Section 12.11(c).

     (b) If (i) shares of Common Stock to be issued upon exchange of an Exchangeable Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Exchangeable Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

     (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to Navistar such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by Navistar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to Navistar of such reasonably satisfactory evidence, Navistar shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

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                                   ARTICLE 13

                                   ASSUMPTION

SECTION 13.1   Assumption of the Notes

     Navistar may, at its option, assume the obligations of the Company under the Exchangeable Notes and this Indenture provided that:

     (a)  no Ratings Decline will result;

     (b) no Event of Default under this Indenture shall have occurred and be continuing or shall result from the assumption;

     (c) Navistar assumes the obligations of the Company under the Exchangeable Notes and this Indenture and the performance of each of the Company's covenants under the Exchangeable Notes and this Indenture except as provided below, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

     (d) Navistar shall have delivered to the Trustee an officers' certificate and an Opinion of counsel, each stating that such transaction and the supplemental transaction comply with the indenture and all conditions precedent in the indenture relating to such transaction have been satisfied.

     Upon the assumption, the Exchangeable Notes will be general unsecured obligations of Navistar and will be subordinated in right of payment to all of the Company's existing and future senior indebtedness, and Navistar will succeed to, and be substituted for the Company, and may exercise the Company's right and power, under this Indenture with the same effect as if Navistar had been named as the Company in this Indenture and all references in this Indenture to the Company shall be to Navistar, except that (1) clauses (1)(b), (2)(b) and (3)(b) in the definition of Change of Control shall not apply to Navistar as successor and (2) Navistar, as successor, shall be permitted to effect a Permitted Joint Venture notwithstanding the prohibition on the Company from selling, assigning, transferring, leasing, conveying or otherwise disposing of all or substantially all of its assets, and thereafter, the Company will be relieved of all further obligations and covenants under the Exchangeable Notes and this Indenture.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                        NAVISTAR FINANCIAL CORPORATION

                                        By: /s/ Andrew J. Cederoth
                                            ------------------------------------
                                        Name:  Andrew J. Cederoth
                                        Title: Vice President and Treasurer

                                        NAVISTAR INTERNATIONAL CORPORATION

                                        By: /s/ Thomas M. Hough
                                            ------------------------------------
                                        Name:  Thomas M. Hough
                                        Title: Vice President and Treasurer

                                        BNY MIDWEST TRUST COMPANY, as Trustee

                                        By: /s/ Daniel G. Donovon
                                            ------------------------------------
                                        Name:  Daniel G. Donovon
                                        Title: Assistant Vice President

                                    EXHIBIT A
                               (Face of Security)

                           [Global Securities Legend]

     [The following legend shall appear on the face of each Global Security:

     THIS EXCHANGEABLE NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS EXCHANGEABLE NOTE FOR ALL PURPOSES.]

     [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED EXCHANGEABLE NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

                         [Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY APPLICABLE PREDECESSOR SECURITY HEREOF) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE

MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

No. _______                                                         $
                                                               CUSIP ___________

                         NAVISTAR FINANCIAL CORPORATION

                 4.75 % SUBORDINATED EXCHANGEABLE NOTE DUE 2009

Navistar Financial Corporation promises to pay to

or registered assigns,

the principal sum of                           on April 1, 2009

Interest Payment Dates: April 1 and October 1, commencing October 1, 2002

Regular Record Dates: March 15, and September 15.

                                       NAVISTAR FINANCIAL CORPORATION

                                       By:
                                          --------------------------------------
                                       Title:

                          Certificate of Authentication

This is one of the Exchangeable Notes described in the within- mentioned Indenture.

                                             BNY MIDWEST TRUST COMPANY,
                                             as Trustee

                                             By:
                                                --------------------------------
                                             Authorized Signatory
                                             Dated:

                               (Back of Security)

                         NAVISTAR FINANCIAL CORPORATION

                  4.75% SUBORDINATED EXCHANGEABLE NOTE DUE 2009

1. INTEREST. Navistar Financial Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Exchangeable Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2002. Interest on the Exchangeable Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from March 25, 2002. Interest (including any Liquidated Damages) will be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in any partial month.

2. METHOD OF PAYMENT. The Company will pay interest (and Liquidated Damages payable by it and Navistar International Corporation ("Navistar") shall pay Liquidated Damages payable by it, if any) on the Exchangeable Notes (except defaulted interest) to the person in whose name each Exchangeable Note is registered at the close of business on the March 15 or September 15 immediately preceding the relevant interest payment date (each a "Regular Record Date") (other than with respect to an Exchangeable Note or portion thereof redeemed or repurchased in connection with a Fundamental Change on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date, in which case accrued interest (and Liquidated Damages, if any) shall be payable (unless such Exchangeable Note or portion thereof is exchanged) to the holder of the Exchangeable Note or portion thereof redeemed or repurchased in accordance with the applicable repurchase provisions of the Indenture). The holder must surrender Exchangeable Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest (including Liquidated Damages payable by it and Navistar shall pay Liquidated Damages payable by it, if any) on, the Exchangeable Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, and interest (including Liquidated Damages payable by it and Navistar shall pay Liquidated Damages payable by it, if any) by check payable in such money, and may mail such check to the holders of the Exchangeable Notes at their respective addresses as set forth in the Register of holders of Exchangeable Notes.

3. PAYING AGENT AND REGISTRAR. BNY Midwest Trust Company (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Exchangeable Notes under an Indenture dated as of March 25, 2002 (the "Indenture") by and between the Company, Navistar and the Trustee. The terms of the Exchangeable Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Exchangeable Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Exchangeable Notes are unsecured general obligations of the Company limited to (except as otherwise provided in the Indenture) $220,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given them in the Indenture.

5. FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change, the Company shall make a Fundamental Change Offer to repurchase all outstanding Exchangeable Notes at a price equal to 100% of the aggregate principal amount of the Exchangeable Notes, plus (subject to paragraph 2) accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Fundamental Change Offer, the holder hereof must comply with the terms thereof, including surrendering this Exchangeable Note, with the "Option of Holder to Elect Repurchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Fundamental Change Offer mailed to holders as provided in the Indenture, prior to termination of the Fundamental Change Offer.

6. DENOMINATIONS, TRANSFER AND EXCHANGE. The Exchangeable Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Exchangeable Notes may be registered and Exchangeable Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Exchangeable Note or portion of an Exchangeable Note submitted for repurchase.

7. PERSONS DEEMED OWNERS. The registered holder of an Exchangeable Note may be treated as its owner for all purposes.

8. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Exchangeable Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Exchangeable Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Exchangeable Notes.

     Without the consent of any holder, the Indenture or the Exchangeable Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Exchangeable Notes; (b) provide for uncertificated Exchangeable Notes in addition to or in place of certificated Exchangeable Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Exchangeable Notes as permitted by Section 5.1 of the Indenture; (d) provide for exchange rights and/or repurchase rights of holders of Exchangeable Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.1 and/or 12.6 of the Indenture; (e) reduce the Exchange Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Exchangeable Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Exchangeable Notes held by a non-consenting holder): (a) reduce the principal amount of Exchangeable Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Exchangeable Note; (c) reduce the rate of or change the time for payment of interest, including defaulted interest, or Liquidated Damages on any Exchangeable Notes; (d) waive a Default or Event of Default in the payment of principal of, or interest or Liquidated Damages on, the Exchangeable Notes (except a rescission of acceleration of the Exchangeable Notes by the holders of at least a majority in aggregate principal amount of the Exchangeable Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or interest or Liquidated Damages on, any Exchangeable Note payable in money other than as provided for in the Indenture and in the Exchangeable Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Exchangeable Notes to receive payments of principal of, or interest or Liquidated Damages, on the Exchangeable Notes; (g) except as permitted by the Indenture (including Section 9.1(a)), increase the Exchange Price or modify the provisions of the Indenture relating to exchange of the Exchangeable Notes in a manner adverse to the holders thereof or (h) make any change to the ability of holder of Exchangeable Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (h) of Section 9.2 of the Indenture.

9. DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, the Exchangeable Notes, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest or Liquidated Damages on the Exchangeable Notes; (c) default by the Company for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (d) default in the payment of the Fundamental Change Payment in respect of the Exchangeable Notes on the date therefor; (e) failure to provide timely notice of a Fundamental Change; (f) certain events involving bankruptcy, insolvency or reorganization of the Company; or (g) the Company or any of its subsidiaries fails to pay, at final maturity, indebtedness (other than indebtedness incurred in connection with a Qualified Securitization Transaction) that is in excess of $50 million principal amount, or acceleration resulting from an Event of Default of any indebtedness (other than indebtedness incurred in connection with a Qualified Securitization Transaction) of the Company or any of its subsidiaries in an aggregate principal amount in excess of $50 million. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Exchangeable Notes may declare the unpaid principal of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Exchangeable Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Exchangeable Notes become due and payable without further action or notice. Holders of Exchangeable Notes may not enforce the Indenture or the Exchangeable Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Exchangeable Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Exchangeable Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, interest or Liquidated Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

10. TRUSTEE DEALINGS WITH THE COMPANY AND NAVISTAR. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or Navistar or their respective Affiliates and may otherwise deal with the Company or Navistar or their respective Affiliates as if it were not Trustee.

11. NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company or Navistar shall have any liability for any obligations of the Company or Navistar under the Exchangeable Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting an Exchangeable Note waives and releases all such liability. The waiver and release are part of the consideration for the Exchangeable Notes.

12. AUTHENTICATION. This Exchangeable Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

14. EXCHANGE. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Exchangeable Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or (a) in case this Exchangeable Note or any portion hereof is subject to a duly completed election for repurchase, on or before the close of business on the Fundamental Change Payment Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase) or (b) in case this Exchangeable Note or any portion hereof is subject to a notice of redemption under Section 3.4 of the Indenture, on or before the close of business on the business day preceding the applicable redemption date) to exchange the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of Navistar International Corporation, a Delaware corporation, ("Common Stock") obtained by dividing the principal amount of the Exchangeable Note or portion thereof to be exchanged by the Exchange Price of $55.73 per share, as adjusted from time to time as provided in the Indenture (the "Exchange Price"), upon surrender of this Exchangeable Note to Navistar at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by Navistar), accompanied by written notice of exchange duly executed (and if the shares of Common Stock to be issued on exchange are to be issued in any name other than that of the registered holder of this Exchangeable Note by instruments of transfer, in form satisfactory to the Company and Navistar, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount of this Exchangeable Note then being exchanged. Subject to the aforesaid requirement for a payment in the event of exchange after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on exchange for interest or Liquidated Damages accrued hereon or for dividends on Common Stock delivered on exchange. The right to exchange this Exchangeable Note is subject to the provisions of the Indenture relating to exchange rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all Navistar's assets.

     Navistar shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such exchange, but shall pay cash in lieu of such fractional shares in the manner described in the Indenture.

15. REGISTRATION AGREEMENT. The holder of this Exchangeable Note is entitled to the benefits of a Registration Agreement, dated as of March 25, 2002, by and among the Company, Navistar and the Initial Purchasers (the "Registration Agreement"). Pursuant to the Registration Agreement, the Company and Navistar have agreed for the benefit of the holders of the Exchangeable Notes and the Common Stock issued and issuable upon exchange of the Exchangeable Notes, that (i) they will, at their cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Exchangeable Notes and the Common Stock issuable upon exchange thereof, (ii) the Company and Navistar will use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 210 days after the Issue Date and (iii) the Company and Navistar will use their reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (1) the latest of the second anniversary of (a) the Issue Date,
     (b) the last date on which any Exchangeable Notes are issued upon exercise of the Initial Purchasers' over-allotment option or (c) the last date on which any unregistered Navistar Common Stock is issued or issuable in exchange for Exchangeable Notes; (2) the date on which the Exchangeable Notes and the unregistered Common Stock issuable upon their exchange may be sold by non-affiliates of Navistar and Navistar Financial pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act; (3) the date as of which all the Exchangeable Notes and the Common Stock issuable upon their exchange have been sold under Rule 144 under the Securities Act (or any similar provision then in force) or (4) the date as of which all the Exchangeable Notes or the Common Stock issuable upon their exchange have been sold pursuant to the Shelf Registration.

     If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 210 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Transfer Restricted Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any 12-month period during the period beginning on the Issue Date and ending on the second anniversary of the latest of (a) the Issue Date, (b) the second anniversary of the last date on which any Exchangeable Notes are issued upon exercise of the Initial Purchasers' over-allotment option and (c) the last date on which any unregistered Navistar Common Stock is issued or issuable in exchange for the Exchange Notes (each such event referred to in clauses (i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities that are Exchangeable Notes and Navistar will pay liquidated damages to each holder of Transfer Restricted Securities that are Common Stock (together, "Liquidated Damages") which has complied with its obligations under the Registration Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Exchangeable Notes and $2.50 per annum per 17.944 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Exchangeable Notes and $5.00 per annum per 17.944 shares of Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. All accrued Liquidated Damages will be paid by check on each Damages Payment Date (as defined in the Registration Agreement), and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

     "Transfer Restricted Securities" means each Exchangeable Note and each share of Common Stock issued on exchange thereof until the date on which such Exchangeable Note or share, as the case may be, (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Exchangeable Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force).

     Pursuant to the Registration Agreement, the Company and Navistar may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 60 days in any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company or Navistar to pay Liquidated Damages.

     The above description of certain provisions of the Registration Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Agreement.

     The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Agreement. Requests may be made to: Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, Attention: Investor Relations.

                             FORM OF EXCHANGE NOTICE

To:  NAVISTAR INTERNATIONAL CORPORATION

     The undersigned beneficial owner of the Exchangeable Note hereby irrevocably exercises the option to exchange this Exchangeable Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Navistar International Corporation in accordance with the terms of the Indenture referred to in this Exchangeable Note, and directs that the shares issuable and deliverable upon the exchange, together with any check in payment for fractional shares and Exchangeable Notes representing any unexchanged principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Exchangeable Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Liquidated Damages and taxes accompanies this Exchangeable Note.

Dated:
Fill in for registration of shares if to be delivered, _________________________
   and Exchangeable Notes if to be issued, other
   than to and in the name of the beneficial owner     _________________________
   (Please Print):

                                                       _________________________
                                                       Signature(s)

                                                       Principal amount to be
                                                       exchanged (if less than
_____________________________________                  all);
            (Name)                                     _________________________
                                                                $___,000

_____________________________________                  _________________________
          (Street Address)                             Social Security or other
                                                       Taxpayer Identification
                                                       Number

____________________________________
     (City, State and Zip Code)

Signature Guarantee:

_____________________________________________
Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Exchangeable Notes are to be delivered, other than to and in the name of the registered holder(s).

                                 ASSIGNMENT FORM

            To assign this Exchangeable Note, fill in the form below:
            (I) or (we) assign and transfer this Exchangeable Note to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Exchangeable Note on the books of the Company. The agent may substitute another to act for him.

     Your Signature:    _______________________________________________
                        (Sign exactly as your name appears on the other
                                side of this Exchangeable Note)

     Date: ________________________________

     Medallion Signature Guarantee: _____________________________________ [FOR
INCLUSION ONLY IF THIS EXCHANGEABLE NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Exchangeable Notes evidenced by this certificate which are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Exchangeable Notes are being transferred:

     CHECK ONE BOX BELOW

     (1)       [_]    to the Company; or
     (2)       [_]    pursuant to and in compliance with Rule 144A under the
                      Securities Act of 1933; or
     (3)       [_]    pursuant to and in compliance with Regulation S under the
                      Securities Act of 1933; or
     (4)       [_]    pursuant to an exemption from registration under the
                      Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Exchangeable Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or
(4) is checked, the Trustee may require, prior to registering any such transfer of the Exchangeable Notes, such certifications and other information, and if box
(4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Exchangeable Notes which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature: _______________________________________________________
                      (Sign exactly as your name appears on the other side of this Exchangeable Note)

Date: __________________________

Medallion Signature Guarantee: _________________________________

                      OPTION OF HOLDER TO ELECT REPURCHASE

     If you wish to have this Exchangeable Note repurchased by the Company pursuant to Section 4.6 of the Indenture, check the Box: [_]

     If you wish to have a portion of this Exchangeable Note purchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in multiples of $1,000): $_____.

Date: ________     Your Signature:______________________________________________
                   (Sign exactly as your name appears on the other side of this
                                 Exchangeable Note)

Medallion Signature Guarantee:________________________________________________

                                    EXHIBIT B

                     FORM OF RESTRICTED COMMON STOCK LEGEND

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF NAVISTAR THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY APPLICABLE PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF NAVISTAR AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO NAVISTAR, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (Transfers pursuant to Section 12.11(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:  Navistar Financial Corporation 4.75% Subordinated Exchangeable Notes due
             2009 (the "Exchangeable Notes")

     Reference is hereby made to the Indenture dated as of March 25, 2002 (the "Indenture") by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon exchange of Exchangeable Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

     In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

     (1)       [_]    to Navistar; or
     (2)       [_]    pursuant to and in compliance with Regulation S under the
                      Securities Act of 1933; or
     (3)       [_]    pursuant to an exemption from registration under the
                      Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company and Navistar have reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                              [Name of Transferor],

                                              By
                                                 -------------------------------

                                              Name:
                                                   -----------------------------

                                              Title:
                                                    ----------------------------

Dated:

                                      C-2